                 RELEASE AND ASSIGNMENT AGREEMENT


     THIS  RELEASE  AND ASSIGNMENT AGREEMENT (this "Agreement")  is made and entered into as of the 15th day of January 1999 (the "Effective Date"), by and between Steven L. Forte, an individual, and Cheryl Forte, an individual (collectively, the "Fortes"), and Casinovations Incorporated, a Washington corporation (the "Company", collectively with the Fortes, the "Parties").

                             RECITALS

     WHEREAS, the Company executed a certain replacement promissory note in the principal amount of $135,047.46 dated August 31, 1998 in favor of Steven and Cheryl Forte (the "Replacement Note");

     WHEREAS, the Fortes agreed to sell, transfer, assign and deliver to the Company and the Company agreed to purchase and acquire from the Fortes all rights, titles and interests of the Fortes in and to the certain assets and rights (contractual or otherwise) of the Fortes, wherever located, as follows: (a)
848,682 shares of the Company's common stock (the "Shares") for $2.50 per share of common stock; (b) an option to purchase 20,000 shares of Company's common stock (the "Option") for $1.50 per underlying share of common stock; and (c) the right to receive a royalty on sales of the Random Ejection Shuffler, Fantasy 21 table game and the Safety-Peek playing card (the "Royalty) (collectively, the "Forte Transaction").

     WHEREAS, the Forte Transaction was evidenced by a purchase agreement (the "Purchase Agreement"), a promissory note in the principal amount of Two Million Three Hundred Fifty One Thousand Seven Hundred Five and no/100ths Dollars ($2,351,705.00 U.S.) (the "Note"), a security agreement (the "Security Agreement"), and a stock pledge agreement (the "Pledge Agreement, collectively, with the Replacement Note, the Purchase Agreement, the Note and the Security Agreement, the Forte Documents").

     WHEREAS, the execution and delivery of the Forte Documents were contingent upon the approval by the Nevada State Gaming Control Board (the "Board") of the Random Ejection Shuffler and the terms and conditions of the Forte Transaction with such approval granted by the Board on December 3, 1998.

     WHEREAS,  the  Parties  executed  a  letter  agreement   dated
December 4, 1998 in which the Parties agreed to, among other things, cancel the Forte Documents in exchange for a series of three payments by the Company to the Fortes of $500,000 on December 7, 1998, $500,000 on December 28, 1998 and $250,000 on January 15,
1998 (the "Payments").

     WHEREAS, the Company has provided the Fortes with the payment of $500,000 on December 7, 1998, $500,000 on December 28, 1998 and
$250,000 on January 15, 1999.

     WHEREAS, the Parties desire to enter into this Agreement for the purposes of acknowledging the delivery of the Payments and releasing the Company from any of its obligations under the Forte Transaction, the Forte Documents and any other matter related thereto.

      NOW, THEREFORE, for and in consideration of the several and mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Recitals are true and correct and by this reference incorporated herein as if fully set forth and further covenant and agree as follows:

                             ARTICLE I
                      RELEASE AND ASSIGNMENT

1.1  ASSIGNMENT OF RIGHTS, TITLES, BENEFITS AND INTERESTS

     In acknowledging the delivery of the Payments by the Company to the Fortes, the Fortes hereby (a) deliver to the Company the original Forte Documents; (b) absolutely and unconditionally transfer, set over and assign to the Company the Forte Documents such that such documents shall be of no further force and effect; (c) absolutely and unconditionally transfer, set over and assign to the Company all of the Fortes' acquired rights, titles, benefits and interests currently owned or hereinafter acquired, as a result of the Forte Transaction; and (d) forever relinquish to the Company any and all past, present and future interests, rights or claims, direct or indirect, in the Forte Documents, the Shares, the Option and the Royalty.

1.2  RELEASE

     For valuable consideration, the sufficiency of which is hereby acknowledged, the Fortes, each jointly and/or individually, on behalf of themselves, their respective affiliates, employees, attorneys, heirs, executors and administrators, hereby remise, acquit and forever release the Company, and its respective successors, predecessors, parents, affiliates, subsidiaries, divisions, including, but not limited to their respective officers, directors, shareholders, managers, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and authorized representatives from any and all claims, demands, damages, debts, liabilities, actions, causes of action or suits of whatsoever kind or nature, presently known or unknown, actual or contingent, asserted or unasserted, foreseeable or unforeseeable, unanticipated or unsuspected, which any of them has or may have now or in the future, arising directly or indirectly out of or involving the Shares, the Option, the Royalty, the Forte Transaction, the Forte Documents and/or this Agreement and any other matter related thereto, save and except for those matters for addressed in Section 1.3, the representations and warranties contained in Article II hereof and, as described in the Letter Agreement, the mutually acceptable termination of that certain employment and non-compete agreement by and between the Company and Steven Forte dated March 15, 1996, and as amended June 15, 1996.

1.3  FUTURE LITIGATION

     The Parties, jointly and/or individually, covenant and agree to forever refrain from instituting, prosecuting, maintaining, or assisting with any claims, suits and actions, which arise out of, or is or may be, in whole or in part, based upon, related to or connected with this Agreement, the Shares, the Option, the Royalty, the Forte Transaction, the Forte Documents and any other matter related thereto as they relate to the Parties.

1.4  FURTHER ASSURANCES

     The Parties hereby acknowledge that they will use their best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                            ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF SELLERS

     The Fortes hereby make the following representations and warranties to the Company and warrant that the following are true and accurate on the date hereof:

2.1  AUTHORITY

     The Fortes have the full right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, including the execution and delivery of this Agreement and the transfer, assignment, delivery and cancellation of the Forte Documents in favor of the Company.

2.2  NO ASSIGNMENT

     The Fortes hereby represent and warrant that they have not, either directly or indirectly, transferred, assigned, granted or otherwise forfeited any interest, claim, lien, pledge, option, encumbrance, charge, agreement, or other arrangement with respect to the Forte Documents.

2.3  DIFFERENCE IN FACTS

     The Fortes fully understand that the facts presently known to them may later be found to be different, and expressly accept and assume the risk that the facts may be found to be different. The release and indemnification contained herein shall be effective in all respects and shall not be subject to termination or rescission because of any such difference in facts.

2.4  NO VIOLATION

     Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof by the Fortes will conflict with, or result in a breach of or default under, any of the terms or provisions of any agreement, note, indenture, mortgage, deed of trust, instrument lease, franchise or any other understanding to which Sellers are a party or by which it or any of its assets or properties are bound.

                            ARTICLE III
                        GENERAL PROVISIONS

3.1  ENTIRE AGREEMENT

     This   Agreement  (together  with  all  exhibits,   documents,
agreements and instruments executed or furnished in connection herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes any and all prior or contemporaneous written or oral negotiations, agreements, representations, and understandings of the parties with respect to such subject matter.

3.2  EXPENSES

     If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

3.3  MODIFICATION, AMENDMENT OR WAIVER

     This Agreement may not be amended, supplemented or otherwise modified, and none of its terms may be waived, unless such amendment, supplement, modification or waiver is in an express writing and executed by the party or parties to be bound thereby. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right of such party at a later time to enforce the same, and no waiver of any term or provision hereof on any one occasion shall be deemed to be a waiver of the same or any other provision hereof at any subsequent time or times.

3.4  BINDING EFFECT; ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, predecessors, parents, affiliates, subsidiaries, divisions, officers, directors, shareholders, employees, advisors, consultants, insurers, attorneys, heirs, executors, administrators and any persons claim ing rights by, through or under them; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by either party to this Agreement without the prior written consent of the other party.

3.5  CONSTRUCTION

     This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the party causing the same to be drafted.

3.6  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada in effect on the date of this Agreement without resort to any conflict of laws principles, and the courts of the State of Nevada shall have sole and exclusive jurisdiction over any matter brought under, or by reason of, this Agreement.

3.7  SEVERABILITY

     If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or enforceability of such term, provision, covenant or condition does not materially impair the ability of the parties to consummate the transactions contemplated hereby.

3.8  NEUTRAL INTERPRETATION

     The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived. The terms of this Agreement were negotiated at arm's length by the parties hereto.

3.9  COUNTERPARTS

     This Agreement may be executed at different times and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first set forth above.



          "FORTES"                        THE "COMPANY"

STEVEN L. FORTE, an                CASINOVATIONS INCORPORATED,
individual                         a Washington corporation


/s/ Steven L. Forte                By: /s/ Steven J. Blad
-------------------------             ----------------------------
Steven L. Forte                        Steven J. Blad
                                   Its:  Chief Executive
                                   Officer and President

CHERYL FORTE,
 an individual



/s/ Cheryl Forte
-------------------------
Cheryl Forte